Exhibit 10.60

AGREEMENT OF

ASSIGNMENT AND ASSUMPTION

This agreement of assignment and assumption is entered into as of March 1, 2001, by and among State Auto Financial Corporation, an Ohio corporation (“STFC”), State Automobile Mutual Insurance Company, an Ohio company (“SAMIC”), and State Auto Property and Casualty Insurance Company (“SAP&C”) (STFC, SAMIC and SAP&C are herein collectively referred to as the “Companies”).

BACKGROUND INFORMATION

A. Effective August 1, 1995, the Companies made available to certain of their eligible employees participation in the State Auto Insurance Companies Incentive Deferred Compensation Plan (the “Plan”).

B. The Companies desire to amend and restate the Plan effective March 1, 2001, to reflect (1) two additional investment options in which a participant in the Plan may be permitted to direct the investment of the portion of the Companies’ funds allocated to him; and (2) this agreement of assignment and assumption (the “Amended Plan”).

C. The Companies recognize and acknowledge that since the Plan was implemented, all employees of the Companies have become the employees of SAP&C and that STFC and SAMIC no longer have any employees.

STATEMENT OF AGREEMENT

The Companies acknowledge the accuracy of the above Background Information and agree as follows:

§1. Assignment and Assumption. STFC and SAMIC hereby assign to SAP&C, and SAP&C hereby assumes and relieves STFC and SAMIC of, all rights, duties and obligations STFC and SAMIC have under and with respect to the Plan and any Incentive Deferred Compensation Agreements (“Agreements”) entered into by STFC or SAMIC pursuant to the terms of the Plan, including all obligations and rights under such Agreements and any funds, securities or other assets representing each Plan participant’s Accumulations (as that term is defined in the Plan), including all books and records relating thereto.

§2. Incentive Deferred Compensation Agreements. The Companies shall use their reasonable best efforts to obtain a consent to assignment from each participant in the Plan, who has entered into an Agreement pursuant to the Plan with either STFC or SAMIC, which consent will acknowledge and consent to the assignment and assumption described in §1 hereof.

§3. Governing Law. This agreement has been executed in the state of Ohio. All questions regarding the validity or intention of this agreement and all questions relating to performance hereunder shall be resolved under the laws of the State of Ohio.

§4. Successors in Interest. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each party to this agreement.

STATE AUTO FINANCIAL CORPORATION

By	/s/ Robert H. Moone
Title:	President

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By	/s/ Robert H. Moone
Title:	President

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

By	/s/ Robert H. Moone
Title:	President